                           ENERGY BIOSYSTEMS CORPORATION


                                                                  EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

     The following schedules reflect the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statements of Operations.

                        ENERGY BIOSYSTEMS CORPORATION

                       COMPUTATION OF PER SHARE EARNINGS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

WEIGHTED AVERAGE SHARES OUTSTANDING:

TOTAL                         # DAYS
SHARES                      OUTSTANDING
---------------------------------------
11,497,135        x             15   =    172,457,025
11,502,135        x              1   =     11,502,135
11,502,235        x              7   =     80,515,645
11,502,395        x             18   =    207,043,110
11,505,395        x              8   =     92,043,160
11,506,053        x             13   =    149,578,689
11,507,163        x              6   =     69,042,978
11,605,377        x             52   =    603,479,604
11,712,758        x             63   =    737,903,754
11,763,593        x             20   =    235,271,860
11,764,343        x             36   =    423,516,348
11,765,343        x              8   =     94,122,744
11,777,924        x             24   =    282,670,176
11,778,204        x              1   =     11,778,204
11,780,704        x              1   =     11,780,704
                               ---      -------------
                               273   =  3,182,706,136

                                        3,182,706,136  /  273  =  11,658,264
                                                                  ----------
                                                                  ----------
LOSS PER SHARE:

Net Loss plus dividend accrual
plus accretion of offering costs          ($9,447,419)  =             ($0.81)
--------------------------------        -------------             ----------
   Weighted Avg. Shares                    11,658,264             ----------

                        ENERGY BIOSYSTEMS CORPORATION

                       COMPUTATION OF PER SHARE EARNINGS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997

WEIGHTED AVERAGE SHARES OUTSTANDING:

TOTAL                         # DAYS
SHARES                      OUTSTANDING
---------------------------------------
11,712,758        x              2   =     23,425,516
11,763,593        x             20   =    235,271,860
11,764,343        x             36   =    423,516,348
11,765,343        x              8   =     94,122,744
11,777,924        x             24   =    282,670,176
11,778,204        x              1   =     11,778,204
11,780,704        x              1   =     11,780,704
                               ---      -------------
                                92      1,082,565,552  /   92  =  11,767,017
                                                                  ----------
                                                                  ----------

LOSS PER SHARE:

Net Loss plus dividend accrual
plus accretion of offering costs          ($3,449,012)  =             ($0.29)
--------------------------------        -------------             ----------
   Weighted Avg. Shares                    11,767,017             ----------

                        ENERGY BIOSYSTEMS CORPORATION

                       COMPUTATION OF PER SHARE EARNINGS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

WEIGHTED AVERAGE SHARES OUTSTANDING:

TOTAL                         # DAYS
SHARES                      OUTSTANDING
---------------------------------------
10,584,268        x             23   =    243,438,164
11,107,568        x             14   =    155,505,952
11,139,268        x             27   =    300,760,236
11,140,768        x              8   =     89,126,144
11,142,868        x             55   =    612,857,740
11,301,975        x             28   =    316,455,300
11,302,025        x             16   =    180,832,400
11,303,525        x              7   =     79,124,675
11,309,295        x              1   =     11,309,295
11,309,355        x              5   =     56,546,775
11.310,855        x              7   =     79,175,985
11,311,955        x              5   =     56,559,775
11,316,955        x              4   =     45,267,820
11,318,210        x             28   =    316,909,880
11,320,010        x              4   =     45,280,040
11,320,210        x             23   =    260,364,830
11,325,210        x             19   =    215,178,990
                               ---      -------------
                               274      3,064,694,001             11,185,015
                               ---      -------------             ----------
                               ---      -------------             ----------

LOSS PER SHARE:

Net Loss plus dividend accrual
plus accretion of offering costs          ($7,780,444)  =             ($0.70)
--------------------------------        -------------             ----------
   Weighted Avg. Shares                    11,185,015             ----------

                        ENERGY BIOSYSTEMS CORPORATION

                       COMPUTATION OF PER SHARE EARNINGS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996

WEIGHTED AVERAGE SHARES OUTSTANDING:

TOTAL                         # DAYS
SHARES                      OUTSTANDING
---------------------------------------
11,309,355        x              2   =     22,618,710
11,310,855        x              7   =     79,175,985
11,311,955        x              5   =     56,559,775
11,316,955        x              4   =     45,267,820
11,318,210        x             28   =    316,909,880
11,320,010        x              4   =     45,280,040
11,320,210        x             23   =    260,364,830
11,325,210        x             19   =    215,178,990
                               ---      -------------
                                92   /  1,041,356,030  =          11,319,087
                               ---      -------------             ----------
                               ---      -------------             ----------


LOSS PER SHARE:

Net Loss plus dividend accrual
plus accretion of offering costs          ($2,716,413) =              ($0.24)
--------------------------------        -------------             ----------
   Weighted Avg. Shares                    11,319,087             ----------


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